                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mack V. Traynor, III, and Timothy F. Floeder, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


By              /s/ Mack V. Traynor, III                    Date: April 29, 2003
    -----------------------------------------------
                  Mack V. Traynor, III
    Chief Executive Officer, President and Director
             (Principal Executive Officer)


By              /s/ Steve E. Tondera, Jr.                   Date: April 29, 2003
    -----------------------------------------------
                  Steve E. Tondera, Jr.
      Vice President of Finance, Chief Financial
      Officer, Treasurer, Secretary and Director
     (Principal Financial and Accounting Officer)



By                /s/ Dennis J. Leisz                       Date: April 29, 2003
    -----------------------------------------------
                    Dennis J. Leisz
          Chairman of the Board and Director


By
    -----------------------------------------------
                   Anthony J. Fant
                      Director


By             /s/ Timothy F. Floeder                       Date: April 29, 2003
    -----------------------------------------------
                 Timothy F. Floeder
                       Director